CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-39242 on Form N-1A of our reports dated January 19, 2022, relating to the financial statements and financial highlights of Emerging Markets Fund, Emerging Markets Small Cap Fund, Focused Global Growth Fund, Focused International Growth Fund, Global Small Cap Fund, International Growth Fund, International Opportunities Fund, International Small-Mid Cap Fund (formerly NT International Small-Mid Cap Fund), International Value Fund, Non-U.S. Intrinsic Value Fund, NT Emerging Markets Fund, NT International Growth Fund, and NT International Value Fund, each a series of American Century World Mutual Fund, Inc., appearing in the Annual Reports on Form N-CSR of American Century World Mutual Fund, Inc. for the year ended November 30, 2021, and to the references to us under the headings “Financial Highlights” in each of the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 29, 2022